SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  |X|

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Check the appropriate box:

|_|   Preliminary Proxy Statement    |_| Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

         |X|   No fee required.
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               and 0-11.
         (1)   Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (5) Total fee paid:

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         |_|   Check box if any part of the fee is offset as provided by
               Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)   Amount previously paid:

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

                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
                                50 SPRING STREET
                            RAMSEY, NEW JERSEY 07446

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 22, 1998


         The Annual Meeting of Stockholders of Bogen Communications International, Inc. ("Bogen" or the "Company") will be held at the offices of the American Stock Exchange, 86 Trinity Place, 13th Floor, New York, New York 10006 on Wednesday, the 22nd day of April, 1998, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

         (1) to elect four Class II Directors to the Company's Board of Directors to hold office until the 2000 Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

        (2) to ratify the selection of KPMG Peat Marwick LLP, independent public accountants, as the auditors of the Company for the 1998 fiscal year; and

        (3) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on March 20, 1998 as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share of the Company's Common Stock is entitled to one vote, and each share of the Company's Series A Convertible Preferred Stock is entitled to 18.605 votes, on all matters presented at the Annual Meeting.

         ALL HOLDERS OF THE COMPANY'S COMMON STOCK AND PREFERRED STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.


                                            By Order of the Board of Directors


                                            YOAV M. COHEN
                                            Secretary

April 1, 1998

                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
                                50 SPRING STREET
                            RAMSEY, NEW JERSEY 07446

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 22, 1998



                                  INTRODUCTION

         This Proxy Statement is being furnished to stockholders of record of Bogen Communications International, Inc. ("Bogen" or the "Company") as of March 20, 1998 ("Record Date"), in connection with the solicitation by the Board of Directors of the Company of proxies for the 1998 Annual Meeting of Stockholders ("Annual Meeting") to be held at the offices of the American Stock Exchange, 86 Trinity Place, 13th Floor, New York, New York 10006, on Wednesday, April 22, 1998 at 10:00 a.m., Eastern Daylight Savings Time, or at any and all adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing of this Proxy Statement, and the accompanying notice and form of proxy and the Company's Annual Report on Form 10-K, is April 1, 1998.

         The Board of Directors has fixed the close of business on March 20, 1998 as the Record Date for the determination of stockholders entitled to notice of this Annual Meeting, and only holders of record of the Common Stock, par value $.001 per share ("Common Stock"), of the Company, and the Series A Preferred Stock, par value $.001 per share (the "Preferred Stock"), of the Company, on that date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 2,158,227 shares of Common Stock and 200,000 shares of Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote, and each share of Preferred Stock is entitled to 18.605 votes, on all matters presented at the Annual Meeting.

         The presence in person or by proxy of the holders of a majority of the shares of Common Stock and Preferred Stock, taken together as a single class, issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. Abstentions and broker non-votes are not counted in the election of Class II Directors. For all other items to be considered at the Annual Meeting, shares represented by proxies which are marked "abstain" will be counted as part of the total number of votes cast on such proposals, whereas broker non-votes will not be counted as part of the total number of votes cast on such proposals. Thus, abstentions will have the same effect as votes against any given proposal, whereas broker non-votes will have no effect in determining whether any given proposal has been approved by the stockholders.

         If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by delivering written notice of revocation to the Secretary of the Company, or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof.

         Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of the nominees for election as Class II Directors named below and for the other proposals referred to below.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS


Information Concerning Nominees and Continuing Directors

         The Company's Restated Certificate of Incorporation, as amended, provides for the classification of directors into two classes, as nearly equal in number as possible, with approximately one-half of the directors to be elected annually for two-year terms. At the Annual Meeting, there will be four
(4) persons elected as Class II Directors for terms expiring in 2000. All of the persons nominated for election as Class II Directors are presently serving as Directors of the Company.

         At each annual meeting subsequent to the Annual Meeting, one class of directors will be elected for a two-year term, with Class I Directors to be elected in 1999.

Nominees and Continuing Directors

         Set forth below is certain information with respect to each of the nominees for election to the Board of Directors as well as each of the other continuing Directors, including name, age, the period during which such person has served as a Director of the Company, such person's principal occupation and employment during the past five years and the percentage of the Company's Common Stock beneficially owned (as determined in accordance with Rule 13d-3 of the Exchange Act) by such person as of March 13, 1998. It is the intention of the persons named in the accompanying form of proxy to vote for all of the nominees listed below.

         Each of the nominees listed below as a nominee has agreed to be named as a nominee for Class II Director in this Proxy Statement and has consented to serve as a director if elected. The Company expects all nominees to be willing and able to serve. The Board of Directors may designate a substitute nominee to replace any bona fide nominee who was nominated and who, for any reason, becomes unavailable for election as a Class II Director. If any of the nominees shall become unable to serve, the persons designated in the enclosed form of proxy will vote for the election of such other person or persons as the Board of Directors may recommend.

Nominees - Class II Directors

         Jonathan Guss, age 38, has been the Chief Executive Officer and a director of the Company since November 26, 1997. Since May 1990, Mr. Guss has been a principal and President of Active Management Group, Inc. ("AMG"), a firm that provides turnaround management services. Since August 1992, Mr. Guss has been a principal and Chief Executive Officer of EK Management Corp. ("EK Management"), the general partner of EK Associates, L.P. (also known as Ekco/Glaco Ltd) ("EK Associates"), a limited partnership engaged in providing goods and services to the baking industry. Mr. Guss has been a director of Alliant Techsystems Inc. ("Alliant"), a leading developer of munitions, marine systems and electronic systems, since August 1994. From September 1985 until May 1990, Mr. Guss was a consultant at Booz, Allen & Hamilton. Mr. Guss is a 1985 graduate of the Harvard Business School and a 1981 graduate of Reed College.

         Michael P. Fleischer, age 41, has been the President and a director of the Company since November 26, 1997. Since August 1992, Mr. Fleischer has served as President and director of EK Management. Since May 1990, Mr. Fleischer has been a principal, the Chief Executive Officer and a director of AMG. Prior to 1990, Mr. Fleischer was a senior consultant with McKinsey & Co. He also served for four years as a foreign service officer and was Staff Assistant to Undersecretary of State of the United States. Mr. Fleischer is a 1985 graduate of the Harvard Business School and a 1978 graduate of Colgate College.

         David Jan Mitchell, age 36, has served as a director of the Company since 1995. Since 1991, Mr. Mitchell has been President of Mitchell & Company, Ltd., a New York-based merchant banking company that he founded. Mr. Mitchell also serves as President of Americash, LLC, a national network of Automated Teller Machines in non-bank locations. Mr. Mitchell is also Chairman and President of North Atlantic Acquisitions Corporation, a publicly traded acquisition company. From April 1988 to December 1990, Mr. Mitchell was a management principal and a director of Rodman & Renshaw, Inc., a publicly held investment banking and brokerage firm. Mr. Mitchell serves as director of Kellstrom Industries, Inc., a publicly held distributor of jet engine parts, and of several private companies, including, among others, Madah-Com, an Israeli-based technology company and Direct-Furniture, a furniture sales and finance company. During the last ten years, Mr. Mitchell has served as an officer and a director of several not-for-profit universities and foundations.

         Daniel A. Schwartz, age 30, has served as a director of the Company from November 26, 1997. Since 1993, Mr. Schwartz has been a director of Research and Managing Director of York Capital Management, L.P. ("York Capital"), an investor limited partnership company and a partner of Dinan Management, LLC, the investment advisory firm to York. From July 1990 to March 1993, Mr. Schwartz was an associate at Morgan Stanley & Co., Inc. spending two years in the Investment Banking Division and subsequently as a member of the Global Equity Department. Mr. Schwartz is currently a director of American Film Technologies, Inc. Mr. Schwartz received a Master of Science in Engineering from Columbia University in 1990 and a Bachelor of Science from Yeshiva University in 1988.

Continuing Directors - Class I Directors

         Zivi R. Nedivi, age 39, has served as a director of the Company since November 26, 1997. Since June 22, 1995, Mr. Nedivi has been the President and Chief Executive Officer and a director of Kellstrom Industries, Inc. (NASDAQ:
KELL) ("Kellstrom"). Mr. Nedivi was the founder, President and Chief Executive Officer of Kellstrom's predecessor company, an indirect, wholly owned subsidiary of Rada Electronic Industries Ltd., from its establishment in 1990 until June 1995. Mr. Nedivi is a founder of Helix Capital Services, Inc. ("Helix Services"), a merchant banking firm. A graduate of the Israel Air Force Academy, Mr. Nedivi served in the Israeli Air Force as an F-15 fighter pilot for seven years and held the rank of major.

         Jeffrey E. Schwarz, age 39, has served as Co-Chairman of the Board of Directors of the Company since November 26, 1997. Since July 1, 1992, Mr. Schwarz has been a Chief Executive Officer of Metropolitan Capital Advisors, Inc. ("Metropolitan"), an investment advisory firm with just under $300 million dollars of assets under management. Mr. Schwarz serves as a director of two private companies that are affiliated with Metropolitan, KJ Advisors Inc. and MCIII, Inc., and is Chairman of the Board of EK Management. Mr. Schwarz is a graduate of the Wharton School of the University of Pennsylvania, earning his B.S. in Economics in 1980 and his M.B.A. in 1981.

         Yoav Stern, age 44, has served as a director of the Company since 1995 and Co-Chairman of the Board of Directors since November 26, 1997. From March 1995 to August 1995, Mr. Stern served as Co-Chief Executive Officer and Co-President of the Company. Mr. Stern has been a managing partner of Helix Services since May 1997. Mr. Stern served as Co-Chairman and Chief Executive Officer of Kellstrom from its inception in December 1993 until June 1995 and is currently the Chairman of the Board of Kellstrom. From January 1993 to September 1993, Mr. Stern was President and, from January 1992 until May 1995, a director of WordStar International, Inc. (now The Learning Company {NYSE: TLC)), which is engaged in research and development and worldwide marketing and distribution of software for business and consumer applications. From April 1989 to December 1992, Mr. Stern was Vice President of Business Development of Elron Electronic Industries Ltd., a multinational public holding company based in Israel that is engaged in operating and investing in high technology companies. Mr. Stern served in the Israeli Air Force as a fighter pilot, avionics systems officer, commander of Operational Training Unit and a Deputy Squadron Commander. Mr. Stern earned a Practical Engineering Diploma in advanced mechanics and automation from ORT Technological College, Israel in 1973, graduated from the Israel Air Force Academy in 1975 and received a B.S. in Mathematics and Computer Science from Tel Aviv University in 1985.

Other Executive Officers

         Yoav M. Cohen, age 40, has been the Chief Financial Officer and Secretary of the Company since August 1996 and was named Senior Vice-President-Business Development and Finance of the Company on October 1, 1997. Prior to joining the Company, Mr. Cohen was Chief Financial Officer of Target Capital Group LLC ("Target"), Garden City, N.Y., and Managing Director of FEMI International Limited, a subsidiary of Target. From 1993 to 1994, Mr. Cohen was Corporate Vice President, Chief Financial Officer and Management Information Systems Director of Taro Pharmaceuticals Ltd. From 1990 to 1993, Mr. Cohen was

Vice President and Controller of Global Investment Bank at Bankers Trust Company and from 1985 to 1990, Mr. Cohen was Assistant Vice President and Controller of CitiCorp/Citibank. Mr. Cohen received an M.B.A. in Economics and Finance from Baruch College in 1986 and a B.B.A. in Economics from Baruch College in 1983.

         Kasimir Arciszewski, age 47, is the Co-Founder and Co-Managing Director of Speech Design GmbH, a 67% owned subsidiary of the Company ("Speech Design"), since 1983. Mr. Arciszewski is responsible for Speech Design's strategic planning, sales and financial activities. Mr. Arciszewski is an outside director of Docunet AG, a privately-held German company.

         Hans Meiler, age 50, is the Co-Founder and Co-Managing Director of Speech Design since 1983. Mr. Meiler is responsible for Speech Design's operational matters, including subcontracting, manufacturing and quality assurance.

                Committees and Meetings of the Board of Directors

         During 1997, the Board of Directors held seven meetings. Each member of the Board of Directors attended over 75% of the meetings of the Board of Directors during his term as a director. The Board of Directors has an Executive Committee, an Audit Committee, and, as of January 9, 1998, a Compensation Committee. The Board of Directors does not have a standing nominating committee.

Executive Committee

         The Executive Committee of the Board of Directors was established in August 1995 and currently consists of Messrs. Stern, Schwarz and Guss (or Mr. Fleischer who serves as an alternate for Mr. Guss from time to time). The Executive Committee is authorized by the entire Board of Directors to exercise all of the authority of the Board in the management of the Company between Board meetings, unless otherwise provided in the Company's by-laws. Until January 9, 1998, the Executive Committee participated with the Board of Directors in administering the Company's Incentive Stock Option Plan and providing general oversight in all employee personnel matters through periodic meetings with management of the Company. The Executive Committee held one meeting during 1997. Each member of the Executive Committee attended over 75% of the meetings of the Executive Committee held during his term as a member of the Executive Committee.

Audit Committee

         The Audit Committee of the Board was established in August 1995 and currently consists of Messrs. Mitchell, Nedivi and Schwartz, with Mr. Mitchell serving as the Chair of such committee. The Audit Committee provides general financial oversight in financial reporting and the adequacy of the Company's internal controls through periodic meetings with the Company's management and its external auditors. The Audit Committee held two meetings during 1997. Each member of the Audit Committee attended over 75% of the meetings of the Audit Committee held during his term as a member of the Audit Committee.

Compensation Committee

         The Compensation Committee of the Board of Directors was established on January 9, 1998 and currently consists of Messrs. Stern, Mitchell and Schwarz. The Compensation Committee administers the Company's Incentive Stock Option Plan and provides general oversight in all employee personnel matters through periodic meetings with management of the Company.

Special Committee

         In connection with the repurchase by the Company of shares of Common Stock held by Geotek Communications, Inc. ("Geotek") and the financing of such transaction (see "--Certain Relationships and Related Transactions"), the Board of Directors formed a Special Committee (the "Special Committee") consisting of Messrs. Stern and Mitchell and Ogen Perry, a former director of the Company, to consider and act upon matters relating to such transaction. The Special Committee met six times prior to the consummation of the transaction with Geotek. Each meeting was attended by each member of the Special Committee.

Executive Compensation; Related Party Transactions; and Certain Information Concerning Officers

Executive Compensation

         The following table sets forth the annual compensation of the Chief Executive Officer of the Company and the Company's most highly compensated executive officers for the fiscal years 1997, 1996 and 1995. In order to provide meaningful comparative information, this table includes information for Bogen Corporation, Bogen Communications, Inc. and Speech Design GmbH for the applicable periods prior to the acquisition by the Company.

                          Summary Compensation Table(1)


                                                                                                   Long-Term
                                                            Annual Compensation                   Compensation
                                              -----------------------------------------------     ------------
                                                                                                   Securities      All Other
                                                                               Other Annual        Underlying       Compen-
Name and Principal Position        Year       Salary($)     Bonus($)          Compensation($)        Options        sation
---------------------------        ----       ----------    --------          ---------------     ------------     ---------
Jonathan Guss(2)                   1997         11,538            --                     --          162,493             --
Chief Executive Officer

Michael P. Fleischer               1997         11,538            --                     --          162,492             --
President(2)

Zvi Peled(3)                       1997        104,769        30,000              15,592(4)           20,000             --
Chief Executive Officer            1996        124,038        60,000              21,820(5)               --          3,750

Yoav M. Cohen                      1997        116,139        40,069               2,880(6)          150,000          6,348(8)
Senior Vice President - Business   1996         44,000        13,000                 461(7)               --          2,462(9)
Development and Finance, Chief
Financial Officer

Menashe Ben-David(10)              1997         94,336            --             15,447(11)           40,001          3,786(14)
Executive Vice President of BCI    1996         98,000        30,000             18,658(12)               --          1,970(15)
                                   1995         98,000         5,000             24,066(13)               --          5,635(16)

Kasimir Arciszewski(17)            1997        127,805       114,334                      *               --             --
Co-Managing Director of Speech     1996        119,682       128,791                      *               --             --
Design                             1995        125,820       163,565                      *               --             --

Hans Meiler(17)                    1997        127,805       114,334                      *               --             --
Co-Managing Director of Speech     1996        119,682       128,791                      *               --             --
Design                             1995        125,820       163,565                      *               --             --

---------------------

* The named executive officer did not receive perquisites or other personal benefits, securities, or property having an aggregate value of greater than the lower of $50,000 or 10% of the total salary and bonus reported for such executive officer.

(1) This table does not include compensation payable to John J. Egidio, acting Chief Executive Officer of the Company from July 16, 1997 through November 26, 1997. Mr. Egidio's salary was paid by Geotek, which was the beneficial owner of approximately 64% of the Company's Common Stock during the time Mr. Egidio served the Company.

(2) Mr. Jonathan Guss was named Chief Executive Officer and Mr. Michael P. Fleischer was named President of the Company on November 26, 1997.

(3) Mr. Zvi Peled was the President and Chief Executive Officer of the Company from March 1996 until July 15, 1997.

(4)    Includes a housing allowance of $13,846, and a car allowance of $1,746.

(5) Includes a housing expense allowance of $20,000, and a car allowance of $1,820.
                                      -6-

(6)    Includes a car allowance of $2,880.

(7)    Includes a car allowance of $461.

(8) Includes a 401(k) matching contribution made by the Company on behalf of Mr. Cohen in the amount of $3,572 and a life insurance premium paid by the Company on behalf of Mr. Cohen in the amount of $2,756.

(9) Includes disability and/or life insurance premiums paid by the Company on behalf of Mr. Cohen.

(10) Mr. Menashe Ben-David terminated his employment with the Company in October 1997.

(11) Includes a housing expense allowance of $14,690, and a car allowance of $787.

(12) Includes a housing expense allowance of $17,628, and a car allowance of $1,030.

(13) Includes a housing expense allowance of $19,097, and a car allowance of $4,969.

(14) Includes $3,866 in contributions by Geotek to Geotek's 401(k) plan on behalf of Mr. Ben-David and $1,787 in disability insurance premiums paid by the Company on behalf of Mr. Ben-David.

(15) Includes disability and/or life insurance premiums paid by the Company on behalf of Mr. Ben-David.

(16) Includes $1,764 in contributions by Geotek to Geotek's 401(k) plan on behalf of Mr. Ben-David and $2,022 in disability insurance premiums paid by the Company on behalf of Mr. Ben-David.

(17) Payments to Messrs. Arciszewski and Meiler were made in Deutsche Marks and, for purposes of this table, were converted into U.S. dollars based upon the respective average exchange rates for the month in which any such payment was made.

         The following table sets forth certain information on grants of stock options in 1997 pursuant to the Company's Incentive Stock Option Plan to the officers named in the Summary Compensation Table. No stock appreciation rights were granted in 1997.

                             Option/SAR Grants Table

                                         Individual Grants
                               ------------------------------------                   Potential Realizable
                                Number of     % of Total                             Value at Assumed Annual
                               Securities       Options                               Rates of Stock Price
                               Underlying      Granted to  Exercise                     Appreciation for
                                Options        Employees   or Base                        Option Term
                                Granted        in Fiscal    Price      Expiration    ----------------------
     Name                      (#)(1,2,3)         Year      ($/Sh)        Date         5%($)        10%($)
    -----                      ----------     ----------   --------    ----------    --------      --------
 Zvi Peled(4)                     75,000          6.0%       $5.00       01/02/07    $114,000      $403,500
                                  75,000          6.0%       $7.50       01/02/07        --         216,000
                                  25,000          2.0%      $10.00       01/02/07        --           9,500

 Jonathan Guss(5)                162,943         13.0%       $5.00       11/26/07     411,698     1,139,959

 Michael P. Fleischer(5)         162,492         13.0%       $5.00       11/26/07     411,696     1,136,803

 Yoav M. Cohen(6)                 50,000          4.0%       $5.50       01/02/07      50,779       243,749
                                 100,000          8.0%       $5.00       11/26/97     253,364       699,606

 Menashe Ben-David(7)             66,667          5.4%       $5.50       01/02/04      67,706       325,000

 Kasimir Arciszweski                  --            --          --             --          --            --

 Hans Meiler                          --            --          --             --          --            --

------------------------

(1) The options granted were granted "at market" or higher on the date of grant. The options vest on the schedules set forth in the notes below.

(2) Under the terms of the Company's Incentive Stock Option Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of the outstanding options.

(3) The options were granted for a term of 10 years, subject to earlier termination in certain events related to the termination of employment.

(4) The options granted to Mr. Peled vest in equal annual installments over a five-year period commencing February 22, 1996. As a result of the termination of his service to the Company on November 26, 1997, the rights to the unvested portion of his option, which amounted to the right to acquire 140,000 shares of Common Stock at prices ranging from $5 per share to $10 per share, were terminated.

(5) The options granted to Messrs. Guss and Fleischer vest in equal quarterly installments with respect to 23,000 shares of Common Stock on each March 1, June 1, September 1 and December 1, commencing on June 1, 1999 and ending on September 1, 2000, with the remaining portion of the options vesting on November 26, 2000. These options were not granted under the Company's Incentive Stock Option Plan.

(6) The vesting schedule for the option to acquire 50,000 shares of Common Stock at $5.50 per share was amended in November 1997 to provide for a shorter vesting schedule; under the revised vesting schedule, options to acquire 12,500 shares of Common Stock vested on August 1, 1997, and options to acquire an additional 37,500 shares vest in three equal annual installments of 12,500 each commencing on August 1, 1998. The option to acquire 100,000 shares of Common Stock at $5.00 per shares vests in four equal annual installments commencing on November 26, 1998.

(7) The options granted to Mr. Ben-David vest in five equal annual installments commencing on January 1, 1994, the date of grant under a prior Bogen Corporation Stock Option Plan. As a result of the termination of his service to the Company in October, 1997, the rights to the unvested portion of his options, which amounted to the right to acquire 26,666 shares of Common Stock, were terminated.

         Shown below is information with respect to the exercise of options to purchase Common Stock exercised by the officers named in the Summary Compensation Table and unexercised options held by such persons at December 31, 1997.

                  Option/SAR Exercises and Year-End Value Table

                                                                   Number of
                                                                   Securities         Value of Unexercised
                                                                   Underlying            In-the-Money
                                                                  Unexercised           Options/SARs at
                                                                 Options/SARs at           FY-End(A)
                                    Shares          Value          FY-/End(#)                ($)
                                 Acquired on      Realized (A)    Exercisable/            Exercisable/
      Name                         Exercise            ($)        Unexercisable          Unexerciseable
      ----                       -----------      -----------    --------------         ----------------
 Zvi Peled                          15,000          28,125             20,000/0                      0/0

 Jonathan Guss                          --              --            0/162,493               0/$304,674

 Michael P. Fleischer                   --              --            0/162,492               0/$304,672

 Yoav M. Cohen                          --              --       12,500/137,500         $17,188/$239,125

 Menashe Ben-David                      --              --             40,001/0                $55,001/0

 Kasimir Arciszweski                    --              --                   --                       --

 Hans Meiler                            --              --                   --                       --


         The Company does not offer its employees any long-term incentive plans, other than stock options, nor does it provide any defined benefit or actuarial plans.

Compensation of Directors

       During 1997, the Company did not provide cash compensation to its directors for serving as directors of the Company. On January 2, 1997, Dr. Leonard Lodish and Mr. Mitchell, in consideration of their services as non-employee directors of the Company, were each granted a ten-year option to acquire 10,000 shares of Common Stock with an exercise price of $5.50 per share. Dr. Lodish resigned from the Board of Directors in May 1997 and his option terminated thereafter. On November 26, 1997, Mr. Mitchell was granted, in consideration of his increased responsibilities as Chair of the Audit Committee of the Board of Directors, a ten-year option to acquire 10,000 shares of Common Stock at $5.00 per share.

Employment Contracts

         On November 26, 1997, the Company entered into a three-year employment agreement with Mr. Jonathan Guss setting forth the terms and provisions of his employment as Chief Executive Officer of the Company. Mr. Guss' base salary currently is $200,000 per annum and is subject to annual increases in the sole discretion of the Board of Directors. Pursuant to the agreement, Mr. Guss was granted a ten-year option to acquire 162,493 shares of Common Stock which vest in equal quarterly installments with respect to 23,000 shares of Common Stock on each March 1, June 1, September 1 and December 1, commencing on June 1, 1999 and ending on September 1, 2000, with the remaining portion of the option vesting on the conclusion of the term of the employment agreement. Any unvested portion of the option vests immediately upon a Change of Control (as defined in the agreement). Upon an involuntary termination of Mr. Guss, the unvested portion of the option shall vest, but not with respect to more than 47,990 shares of Common Stock. If Mr. Guss is terminated by the Company, other than in the event of his death or disability or for cause, he is entitled to receive a severance payment equal to four months salary, if the termination occurs during the first year of the term, six months salary, if the termination occurs during the second year of the term, and the balance of the base salary payable to him pursuant to the agreement, but in no event more than eight months salary, if the termination occurs during the last year of the term. Pursuant to the agreement, Mr. Guss is entitled to participate in any employee benefit programs which may be available to the other executives of the Company. In addition, the Company has agreed to establish a deferred compensation program for Mr. Guss and pay a $20,000 relocation payment upon his relocation to the Ramsey, New Jersey area. As part of his employment agreement, Mr. Guss agreed to a non-competition agreement extending for two years following the termination of the employment agreement.

         On November 26, 1997, the Company entered into a three-year employment agreement with Mr. Michael P. Fleischer setting forth the terms and provisions of his employment as President of the Company. Mr. Fleischer's base salary currently is $200,000 per annum and is subject to annual increases in the sole discretion of the Board of Directors. Pursuant to the agreement, Mr. Fleischer was granted a ten-year option to acquire 162,492 shares of Common Stock which vest in equal quarterly installments with respect to 23,000 shares of Common Stock on each March 1, June 1, September 1 and December 1, commencing on June 1, 1999 and ending on September 1, 2000, with the remaining portion of the option vesting on the conclusion of the term of the employment agreement. Any unvested portion of the option vests immediately upon a Change of Control (as defined in the agreement). Upon an involuntary termination of Mr. Fleischer, the unvested portion of the option shall vest, but not with respect to more than 47,990 shares of Common Stock. If Mr. Fleischer is terminated by the Company, other than in the event of his death or disability or for cause, he is entitled to receive a severance payment equal to four months salary, if the termination occurs during the first year of the term, six months salary, if the termination occurs during the second year of the term, and the balance of the base salary payable to him pursuant to the agreement, but in no event more than eight months salary, if the termination occurs during the last year of the term. Pursuant to the agreement, Mr. Fleischer is entitled to participate in any employee benefit programs which may be available to the other executives of the Company. In addition, the Company has agreed to establish a deferred compensation program for Mr. Fleischer. As part of his employment agreement, Mr. Fleischer agreed to a non-competition agreement extending for two years following the termination of the employment agreement.

         The Company also has a written agreement with Mr. Yoav M. Cohen, dated August 1, 1996, as amended as of December 5, 1997, setting forth the terms and provisions of his employment as Chief Financial Officer of the Company. Effective October 1, 1997, Mr. Cohen was named the Senior Vice-President - Business Development and Finance. Mr. Cohen's annual base salary of $120,000 in fiscal 1997, has been increased to $130,000 for 1998. In addition, Mr. Cohen is entitled to receive an annual bonus equal to 1% to 1.5% of the profits of the Company, provided that such bonus shall be a minimum of $20,000 beginning in 1998. Pursuant to the agreement, the Company granted Mr. Cohen a stock option, in accordance with the terms and provisions of the Company's Incentive Stock Option Plan, to purchase 50,000 shares of the Common Stock. As of November 26, 1997, the Board of Directors authorized an amendment to that option so that it would vest over four years, rather than over five years, commencing August 1, 1997 and granted Mr. Cohen an additional option under the Company's Incentive Stock Option Plan to purchase 100,000 shares of Common Stock at $5.00 per share, which option shall vest in four equal annual installments, commencing November 26, 1998. In the event that Mr. Cohen is terminated without cause, he is entitled to a severance package pursuant to which he would continue to receive his base salary and related benefits for six months.

         Mr. Arciszewski is employed by Speech Design pursuant to a written agreement dated February 9, 1993 which has no definite term. The agreement provides for Mr. Arciszewski to receive a base salary of $127,805 as of December 31, 1997, subject to review and increase by the parties at the end of each calendar year. In addition, Mr. Arciszewski is entitled to annual bonuses based on Speech Design's pre-tax profits. Mr. Arciszewski has agreed not to compete with Speech Design during the term of the agreement and for one year thereafter and Speech Design has agreed to compensate Mr. Arciszewski during this non-competition period.

         Mr. Meiler is employed by Speech Design pursuant to a written agreement dated February 9, 1993 which has no definite term. The agreement provides for Mr. Meiler to receive a base salary of $127,805 as of December 31, 1997, subject to review and increase by the parties at the end of each calendar year. In addition, Mr. Meiler is entitled to annual bonuses based on Speech Design's pre-tax profits. Mr. Meiler has agreed not to compete with Speech Design during the term of the agreement and for one year thereafter and Speech Design has agreed to compensate Mr. Meiler during this non-competition period.

Compensation Committee Interlocks and Insider Participation

         During 1997, the Executive Committee of the Board of Directors participated with the Board of Directors in administering the Company's Stock Option Plan and in providing general oversight in all employee personnel matters. At various times during 1997, the Executive Committee of the Board of Directors consisted of Messrs. Yoav Stern, Yoram Bibring, Yaron Eitan, Joram Rosenfeld, Ogen Perry and John Egidio. Mr. Joram Rosenfeld passed away on February 19, 1997, Mr. Bibring resigned from his position with the Company on July 1, 1997 and Messrs. Eitan, Egidio and Perry resigned from their respective positions with the Company on November 26, 1997. Mr. Egidio was the only member of the Executive Committee who was an officer of the Company, although his salary was paid by Geotek. On January 9, 1998, Messrs. Schwarz and Guss (or Mr. Fleischer as an alternate for Mr. Guss from time to time) were appointed to the Executive Committee. Messrs. Guss and Fleischer are the Chief Executive Officer and President of the Company, respectively. Neither Mr. Stern nor Mr. Schwarz is an officer or employee of the Company.

Board of Directors Report on Executive Compensation

Overview and Philosophy

         Until the Compensation Committee was established on January 9, 1998, the full Board of Directors or the Executive Committee was responsible for, among other things, developing and making recommendations with respect to the Company's executive compensation policies.

         The Company's executive compensation program is based on guiding principles designed to align executive compensation with the values and objectives, business strategy, management initiatives, and the business and financial performance of the Company. In applying these principles the Board of Directors and the Executive Committee have focused on establishing criteria designed to:

            o Attract and retain key executives critical to the long-term success of the Company and each of its business groups.

            o Reward executives for long-term strategic management and the enhancement of stockholder value.

            o Integrate compensation programs with both the Company's annual and long-term strategic planning and measuring processes.

            o Support a performance-oriented environment that rewards achievement with respect to the Company's goals and also as compared to others in the industry.

         In making compensation decisions, the Board of Directors and the Executive Committee focused on the individual contributions of executive officers to the Company's strategic goals, and used their discretion to set executive compensation where, in their judgment, external, internal or an individual's circumstances warrant it.

Executive Officer Compensation

         The Company's executive officers compensation has been comprised of base salary, bonus, long-term incentive compensation in the form of stock options and various benefits, including medical and pension plans generally available to employees of the Company.

         Base Salary, Options and Bonus. Base salary levels for the Company's executive officers are competitively set relative to companies in the electronics industries and other comparable companies. In determining salaries, the Board of Directors and the Executive Committee also have taken into account individual experience and performance and specific issues particular to the Company. Historically, the Board of Directors and the Executive Committee have set base salary for executive officers at the median to low end of the range at which comparable companies compensate their executive officers and a significant portion of compensation for executive officers of the Company has been in the form of discretionary bonuses and stock options as these types of compensation awards provide a better incentive to executive officers to achieve long-term value for the Company and its stockholders. With the employment of Messrs. Guss and Fleischer, the Board of Directors provided for a high base salary level and no bonus and also provided that a significant portion of the compensation of Messrs. Guss and Fleischer will be in the form of stock options. The Executive Committee believes they have achieved a proper balance between providing enough immediate cash compensation to retain and attract top quality managers and providing long term incentives, to promote long-term growth for the Company's stockholders.

         Benefits. The Company provides medical and pension benefits to its executive officers that are generally available to the Company's employees. The Executive Committee does not consider benefits and perquisites to be a significant portion of the Company's executive officer compensation.

         Section 162(m) of the Internal Revenue Code. In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the ability of public corporations to deduct remuneration in excess of certain thresholds paid to certain executive officers. The Executive Committee continuously monitors and reviews the compensation of the Company's highest paid executive officers to ensure that the Company's deduction for remuneration is not subject to the limitations imposed by Section 162(m) of the Code. For example, remuneration to executive officers in the form of stock options is intended to qualify as performance-based compensation within the meaning of
Section 162(m) of the Code and, thus, would not be subject to deduction limitations imposed thereunder.

Chief Executive Officer Compensation

         The Board of Directors believes that Mr. Guss' total compensation package is reasonable in light of the demands which were, and will continue to be, placed on him during the coming years. In addition, this compensation level reflects the Compensation Committee's confidence in Mr. Guss and the Company's desire to attract and retain his talents, as the Chief Executive Officer of the Company.

       The foregoing report has been furnished by the Board of Directors of the Company.

       Members of the Board of Directors:

       Jeffrey Schwarz - Co-Chairman
       Yoav Stern - Co-Chairman
       Michael P. Fleischer
       Jonathan Guss
       David Jan Mitchell
       Zivi R. Nedivi
       Daniel A. Schwartz

Performance Comparison Graph

         The following graph compares the cumulative total stockholder return on the Company's Common Stock since October 5, 1995 (the first day of trading in the Company's Common Stock on the American Stock Exchange) with the cumulative return on the S&P Smallcap 600 Index and the S&P Telephone Index over the same period (assuming the investment of $100 in the Company's Common Stock, the S&P Smallcap 600 Index and the S&P Telephone Index on October 5, 1995, and reinvestment of all dividends). The cumulative total of stockholder return represents the value that such investments would have had on December 31, 1997.

                                    [GRAPHIC]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:

                              Bogen          Smallcap 600     S&P Telephone
                              -----          ------------     -------------
          Aug-95               100               100               100
          Sep-95               100               102               106
          Dec-95                57               103               119
          Mar-96                67               108               109
          Jun-96                77               114               114
          Sep-96                79               117               103
          Dec-96                67               123               115
          Mar-97                64               116               116
          Jun-97                84               137               130
          Sep-97                95               159               132
          Dec-97               128               154               155

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of the Company's securities with the Securities and Exchange Commission and the American Stock Exchange. Executive officers and directors and greater than ten percent stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company, or written representations from certain persons, the Company believes that during the fiscal year ended December 30, 1997, no directors, officers or beneficial owners of more than 10% the Company's Common Stock failed to file on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934 other than Mr. Egidio, a former officer and director of the Company, and Messrs. Vecsler and Perry, former directors of the Company, each of whom filed one Form 3 - Initial Statement of Beneficial Ownership in an untimely manner.

             Security Ownership of Directors, Executive Officers and
                            Certain Beneficial Owners

         The following table sets forth certain information regarding beneficial ownership (as determined in accordance with Rule 13d-3 promulgated under the Exchange Act) of the Common Stock as of March 13, 1997, for (a) directors and executive officers of the Company, (b) all directors and executive officers of the Company, as a group, and (c) certain persons known to the Company to be the beneficial owners of more than five percent of the Common Stock of the Company. Except as otherwise noted, each person listed below has sole voting and dispositive power with respect to the shares of Common Stock listed next to such person's name.


                                                  Number of Shares
                                                      of Common
                                                 Stock Beneficially           Percent of
                                                      Owned (1)              Common Stock
                                                 ------------------          ------------
Metropolitan Capital Advisors, Inc.                   1,144,208(2)              34.7%
660 Madison Avenue
New York, New York 10021

Dinan Management, L.L.C.                                865,133(3)              28.6%
350 Park Avenue, 25th Floor
New York, New York 10022

Highbridge Capital Corporation                          688,385(4)              24.2%
The Residence, Unit No. 2
South Church Street
Grand Cayman, Cayman Islands
British West Indies

Scoggin Capital Management, L.P.                        372,100(5)             14.55%
660 Madison Avenue
New York, New York 10021

Clincher Capital Corporation                            260,470(6)             10.64%
333 West Wacker Drive
Chicago, Illinois 60606
Jonathan Guss                                            46,295(7)               2.1%
Michael P. Fleischer                                     46,295(8)               2.1%
Yoav M. Cohen                                            12,500(9)                 *
Kasimir Arciszewksi                                          --                    *
Hans Meiler                                                  --                    *
David Jan Mitchell                                      108,668(10)              5.0%
Zivi R. Nedivi                                          131,250(11)              6.0%
Daniel A. Schwartz                                           --                   --
Jeffrey E. Schwarz                                    1,144,208(12)             34.7%
Yoav Stern                                              162,915(13)              7.6%
All Directors and Executive Officers as
a group (10 persons)                                  1,642,687                 49.52

------------------------

*      Less than 0.1%.

(1) For purposes of this table, a person or group of persons is deemed to be the "beneficial owner" of any shares that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for purpose of computing the percentage ownership of any other person. Accordingly, when computing the Common Stock percentage ownership of a holder of Preferred Stock, only the shares of common stock issuable upon conversion of such holder's shares of Preferred Stock are deemed to be outstanding (in addition to the shares of Common Stock issued and outstanding), and not all 3,721,000 shares of Common Stock issuable upon conversion of all of the Preferred Stock.

(2) According to a Schedule 13D jointly filed by Metropolitan, Metropolitan Capital III, Inc. ("Metropolitan III"), Jeffrey E. Schwarz, Karen E. Finerman, Bedford Falls Investors, L.P. ("Bedford"), Metropolitan Capital Advisors International Limited ("International") and BGN Investors, LLC ("BGN"), the filers named therein may be deemed to be members of a controlling group. The Schedule 13D shows that Metropolitan has purchased no shares of Preferred Stock for its own account but may be deemed to have indirect beneficial ownership of the 33,000 shares of Preferred Stock purchased for the account of Bedford. Such shares may be converted into 613,965 shares of Common Stock. Metropolitan III has purchased no shares of Preferred Stock for its own account but may be deemed to be the indirect beneficial owner of the 19,000 shares of Preferred Stock owned by International. Such shares may be converted into 353,495 shares of Common Stock. Jeffery Schwarz may be deemed to be an owner of such 61,500 shares of Preferred Stock, which are presently convertible into 1,144,208 shares of Common Stock, as set forth in Note 7 above. Karen Finerman may be deemed to be an owner of such 61,500 shares of Preferred Stock, which are presently convertible into 1,144,208 shares of Common Stock, as a result of her position as an officer and director of Metropolitan, a director, officer and stockholder of Metropolitan III and a managing member of BGN. Neither Mr. Schwarz nor Ms. Finerman owns any shares of Preferred Stock or Common Stock other than through such positions.

(3) According to a Schedule 13D filed by James G. Dinan, Dinan Management, L.L.C. ("Dinan Management"), York Capital, York Select, L.P. ("York Select") and York Investment Limited ("York Investment"), the filers named therein may be deemed to be members of a controlling group. Mr. Dinan may be deemed to be the beneficial owner of 46,500 shares of Preferred Stock, which is presently convertible into 856,133 shares of Common Stock, as a result of his being a Senior Managing Director, Member and holder of a 99% interest in Dinan Management and the President and holder of a 99% interest in Dinan Management Corporation, sub-manager for York Investment. Mr. Dinan does not beneficially own any shares of Preferred Stock or Common Stock other than through such positions. Dinan Management has purchased no shares of Preferred Stock for its own account. However, by reason of its interest as General Partner of York Capital and York Select, Dinan Management may be deemed to have an indirect beneficial ownership of the 17,750 shares of Preferred Stock purchased for such accounts. Such shares are currently convertible into 330,239 shares of Common Stock. York Capital is the direct beneficial owner of 15,500 shares of Preferred Stock which are presently convertible into 288,378 shares of Common Stock. York Select is the direct beneficial owner of 2,250 shares of Preferred Stock which are presently convertible into 41,861 shares of Common Stock. York Investment is the direct beneficial owner of 28,750 shares of Preferred Stock which is presently convertible into 534,894 shares of Common Stock.

(4) According to a Schedule 13D filed by Highbridge Capital Corporation ("HCC") and Highbridge Capital Management, Inc. ("HCM"), the filers named therein may be deemed to be members of a controlling group. HCC and HCM, the trading manager of HCM, may be deemed to be beneficial owners of 37,000 shares of Preferred Stock which are presently convertible into 688,385 shares of Common Stock.

(5) According to a Schedule 13D filed by Scoggin Capital Management, L.P. ("Scoggin Capital"), Carolyn Partners, L.P. ("Carolyn") and Scoggin International Fund, Ltd. ("Scoggin International"), the filers named therein may be deemed to be members of a controlling group. Scoggin Capital is the direct beneficial owner of 20,000 shares of Preferred Stock, which are presently convertible into 372,100 shares of Common Stock. Carolyn Partners is the direct beneficial owner of 2,500 shares of Preferred Stock, which are presently convertible into 46513 shares of Common Stock. Scoggin International is the direct beneficial owner of 7,500 shares of Preferred Stock, which are presently convertible into 139,538 shares of Common Stock.

(6) According to a Schedule 13D filed by Waveland Partners, L.P. ("Waveland Partners"), Waveland Capital Management, L.P. ("Waveland Capital"), and Clincher Capital Corporation ("Clincher"), the filers named therein may be deemed to be members of a controlling group. Waveland Partners purchased 14,000 shares of Preferred Stock, which is presently convertible into 260,470 shares of Common Stock. Waveland Capital has not purchased shares of Preferred Stock for its own account. However, Waveland Capital may be deemed to have indirect beneficial ownership of the 14,000 shares of Preferred Stock purchased by Waveland Partners. Clincher has purchased no shares of Preferred Stock. However, by reason of its position as General Partner of Waveland Capital it has discretionary voting and dispositive power over the assets of Waveland Partners and may be deemed to be the beneficial owner of Preferred Stock purchased by Waveland Partners.

(7) Includes 46,295 shares of Common Stock held by D&S Capital, LLC, a limited liability 50% owned by Mr. Jonathan Guss.

(8) Includes 46,295 shares of Common Stock held by D&S Capital, LLC, a limited liability 50% owned by Mr. Michael P. Fleischer.

(9) Includes 12,500 shares of Common Stock subject to currently exercisable options.

(10) Includes 2,000 shares of Common Stock subject to currently exercisable options.

(11) Includes all 131,250 shares of Common Stock held by Helix Capital II, LLC. Mr. Nedivi has a direct 44.5% interest in Helix Capital II, LLC and another 0.5% interest in Helix Capital II, LLC through its managing member.

(12) Represent shares of Common Stock issuable upon conversion of 33,000 shares of Preferred Stock held by Bedford, 19,000 shares of Preferred Stock held by International, 7,500 shares of Series A Preferred Stock held by BGN and 2,000 shares of Series A Preferred Stock held by accounts managed by Metropolitan (the "Managed Accounts"). An affiliate of Metropolitan is the sole general partner of Bedford, and another affiliate of Metropolitan is the investment advisor for International. Metropolitan is the investment advisor for the Managed Accounts. Mr. Schwarz is the Chief Executive Officer and a director of Metropolitan. Mr. Schwarz also serves as the managing member of BGN. As a result of being a director and officer of Metropolitan and its affiliates, Mr. Schwarz may be deemed to be the beneficial owner of such 61,500 shares of Series A Preferred Stock. Mr. Schwarz does not own shares of Preferred Stock or Common Stock other than through such positions.

(13) Includes all 131,250 shares of Common Stock held by Helix Capital II, LLC and 31,666 shares of Common Stock held directly by Mr. Stern. Mr. Stern has a direct 44.5% interest in Helix Capital II, LLC and another 0.5% interest in Helix Capital II, LLC through its managing member.

Change of Control and Certain Relationships and Related Transactions

         On November 26, 1997, the Company purchased (the "Repurchase") 3,701,919 shares of Common Stock, and warrants to purchase 200,000 shares of Common Stock from Geotek, for an aggregate purchase price of $18,500,000, pursuant to a Stock Purchase Agreement, dated November 26, 1997, between the Company and Geotek. As a result of the Repurchase, Geotek, which owned approximately 64% of the Common Stock, no longer has an equity interest in the Company.

         In order to finance the Repurchase, on November 26, 1997, the Company issued 200,000 shares of its Preferred Stock to a group of investors (the "Investors"), including the beneficial owners of more than five percent of the Company's shares of Common Stock named on the table above, for aggregate gross proceeds of $20,000,000, pursuant to a Convertible Preferred Stock Purchase Agreement, dated November 26, 1997, between the Company and the Investors. One of the investors, which purchased 1,000 shares of Preferred Stock, is Alan Fleischer IRA, a pension plan for the benefit of Michael P. Fleischer's father. The portion of the proceeds received pursuant to the Convertible Preferred Stock Purchase Agreement, and not applied to the Repurchase, are to be used for general corporate purposes. To the knowledge of the Company, the Investors used cash available for investment to purchase the Preferred Stock and did not borrow any funds in connection with such purchase. Messrs. Jeffrey Schwarz and Daniel
A. Schwartz, directors of the Company, represented certain of the Investors in connection with their acquisition of shares of Preferred Stock.

         In addition, D & S Capital, LLC, a limited liability company whose interests are owned by Messrs. Guss and Fleischer, the Chief Executive Officer and President, respectively, and directors of the Company, acquired 46,295 shares of Common Stock and a warrant to purchase 250,000 shares of Common Stock at an exercise price of $5.00 per share, for an aggregate consideration of $250,000, pursuant to a Common Stock and Warrant Purchase Agreement, dated November 26, 1997, between the Company and D & S Capital, LLC. The warrant may be exercised on or after June 1, 1998 with respect to 100,000 shares of Common Stock, on or after September 1, 1998 with respect to an additional 45,000 shares of Common Stock, on or after December 1, 1998 with respect to an additional 45,000 shares of Common Stock, and on or after March 1, 1999 with respect to an additional 60,000 shares of Common Stock. The proceeds from the sale of Common Stock and warrants are to be used for general corporate purposes.

         Helix Services provides investment banking and financial advisory services to the Company and during the 1997 fiscal year was paid an aggregate of $116,667 in fees by the Company. Pursuant to a Mergers and Acquisition Engagement Agreement, dated August 1997, as amended as of November 28, 1998, which is in effect through December 1, 2000, Helix Services is currently paid a monthly retainer of $20,000. Upon the consummation by the Company of certain transactions, such as mergers, acquisitions and financings, Helix Services is entitled to a success fee in an amount to be negotiated by Helix Services and the Company. Such success fee shall be at least two percent of the consideration paid, unless the Company is required to compensate another investment bank or financial advisor with respect to a particular transaction. Neither Helix Services nor any other person was paid an investment banking, financial advisory or success fee in connection with the consummation of the transaction with Geotek or in connection with the issuance of the Preferred Stock.

         Also, as of November 28, 1997, Helix Capital II, LLC ("Helix II"), an affiliate of Helix Services, purchased a non-transferable warrant to purchase 575,885 shares of Common Stock, for a purchase price of $115,177 (or $.20 with respect to each share of Common Stock). The exercise price of the warrant is $5.50 per share of Common Stock. The warrant will be exercisable on the one year anniversary of the issuance thereof, and the holder of the warrant will have certain registration rights with respect to the Common Stock underlying the warrant after the earlier of (a) two years from the date of issuance of the warrant or (b) a subsequent change of control event (as defined in the warrant). The proceeds from the sale of this warrant are to be used for general corporate purposes.

         Mr. Yoav Stern, the Co-Chairman of the Board of Directors, Mr. Zivi R. Nedivi, a director of the Company, and Mr. Yehuda Perry, the father of Ogen Perry, a former director of the Company, are principals of Helix Services and Helix II.

                                   PROPOSAL 2

                     RATIFICATION OF APPOINTMENT OF AUDITORS


         On December 12, 1997, the Company retained KPMG Peat Marwick LLP ("KPMG") to serve as its independent accountant for the fiscal year ending December 31, 1997. KPMG replaced Coopers & Lybrand L.L.P. ("Coopers & Lybrand") who was dismissed on December 12, 1997.

         The dismissal of Coopers & Lybrand was approved by the Board of Directors. Coopers & Lybrand's report on the financial statements of the Company for the fiscal years ended December 31, 1996 and 1995 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of the Company's financial statements for the years ended December 31, 1996 and 1995, and through the subsequent interim period through December 12, 1997 (the date of dismissal), there had not been any disagreement with Coopers & Lybrand on any matter of accounting principle or practice, financial statement disclosure, or audit scope or procedure, which disagreement, if not resolved to the satisfaction of Coopers & Lybrand, would have caused it to make reference to the subject matter of the disagreement in connection with its report. In addition, there has not been a reportable event as described in paragraph
(a)(1)(v) of Item 304 of Regulation S-K, promulgated under the Securities Act of 1934, as amended.

         The Board of Directors will appoint the firm of KPMG Peat Marwick ("KPMG"), independent public accountants, as the auditors of the Company for the 1998 fiscal year, subject to the ratification of such appointment by the stockholders at the Annual Meeting.

         If the foregoing appointment of KPMG is not ratified by the stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the next Annual Meeting of Stockholders will be subject to the approval of stockholders at that meeting. A representative of KPMG is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he or she so desire and to respond to appropriate questions.

         Ratification of the selection of KPMG as independent public accountants will require the affirmative vote of holders of a majority of the shares of the Common Stock and Preferred Stock, voting together as a single class, present in person or represented by proxy at the Annual Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF KPMG.


                                     GENERAL

Other Matters

         The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 is being mailed to stockholders together with this Proxy Statement.

Solicitation of Proxies

         The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefore) may solicit the return of proxies by telephone, telegram or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

         Each holder of the Company's Common Stock and Preferred Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

Stockholder Proposals

         If any stockholder of the Company intends to present a proposal for consideration at the next Annual Meeting of Stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's principal executive offices, 50 Spring Street, Ramsey, New Jersey 07446, Attention: Yoav M. Cohen, not later than December 1, 1998.

                                          By Order of the Board of Directors


                                          YOAV M. COHEN
                                          Secretary

PROXY CARD
                        BOGEN COMMUNICATIONS INTERNATIONAL, INC.

     This proxy is solicited on behalf of the Board of Directors of BOGEN COMMUNICATIONS INTERNATIONAL, INC. for the Annual Meeting of Stockholders to be held on Wednesday, April 22, 1998. The Board of Directors recommends a vote "FOR" the following proposals:

     1. Election of Directors:
 Jonathan Guss, Michael P. Fleischer, Daniel A. Schwartz and David Jan Mitchell

INSTRUCTION: To withhold authority to vote for any nominee(s), write that nominee's name in the space provided:

--------------------------------------------------------------------------------

     [ ]  FOR all of the nominees             [ ]   WITHHOLD for all nominees

     2. Ratification of appointment of KPMG Peat Markwick LLP as auditors for the fiscal year ending December 31, 1998:

           [ ] FOR                [ ] AGAINST                [ ] ABSTAIN


                                                              (See reverse side)
--------------------------------------------------------------------------------
     The undersigned hereby appoints Yoav M. Cohen and Francis J. Elenio, and each of them, proxies, with full power of substitution, to vote all shares of Common Stock or Preferred Stock of Bogen Communications International, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 22, 1998, and at any adjournment thereof, upon all subjects that may properly come before the meeting. IF SPECIFIC DIRECTIONS ARE NOT GIVEN WITH RESPECT TO THE PROPOSALS OR ANY OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING AND THIS PROXY CARD IS SIGNED AND RETURNED, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE BOARD'S RECOMMENDATION (I.E., FOR THE PROPOSALS) AND ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                                   Please date and sign exactly as your name or names appear on this proxy card. If the shares are held jointly, each Stockholder should sign. If signing as an executor, trustee, administrator, custodian, guardian, corporate officer, or pursuant to a power of attorney, please indicate below.

                                   Dated:
                                         ---------------------------------------

                                   By:
                                      ------------------------------------------


                                      ------------------------------------------


     Check this box if you have either a change of address or comments, and please note the same on this proxy card.